AGREEMENT

THIS AGREEMENT is made and entered into effective as of March 12th, 2010 (the "Effective Date"), by and between Amerilithium Corp., a
Nevada corporation, and Matthew Worrall, an individual.

1. Term.

This Agreement shall continue for a period of three (3) years from the Effective Date and shall continue thereafter renewable on a twelve month basis.

2. Position and Responsibilities.

 (a) Position. Amerilithium Corp. hereby retains Worrall to serve as Chief Executive Officer. Worrall shall perform such duties and responsibilities as are normally related to such position in accordance with Amerilithium Corp.'s bylaws and applicable law, including those services described on Exhibit A, and Worrall hereby agrees to use his best efforts to provide the Services. Worrall shall not allow any other person or entity to perform any of the Services for or instead of Worrall. Worrall shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the performance of the Services, and Amerilithium Corp.'s rules, regulations, and practices as they may from time-to-time be adopted or modified.

 (b) Other Activities. Worrall may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Worrall' obligations under this Agreement or Worrall' fiduciary obligations to the shareholders, except as set forth in Exhibit B. The ownership of less than a 5% interest in an entity, by itself, shall not constitute a violation of this duty. Except as set forth in Exhibit B, Worrall represents that, to the best of his knowledge, Worrall has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Worrall agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the Chief Executive Officer or a majority of the Board of Directors. If, at any time, Worrall is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Worrall will promptly notify the Chief Executive Officer or the Board of such obligation, prior to making such disclosure or taking such action.



 (c) No Conflict. Except as set forth in Section 2(b) and Exhibit B, Worrall will not engage in any activity that creates an actual conflict of interest with Amerilithium Corp., regardless of whether such activity is prohibited by Amerilithium Corp.'s conflict of interest guidelines or this Agreement, and Worrall agrees to notify the Board of Directors before engaging in any activity that creates a potential conflict of interest with Amerilithium Corp. Specifically and except as set forth in Section 2(b) and Exhibit B of this Agreement, Worrall shall not engage in any activity that is in direct competition with Amerilithium Corp. or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or Worrall) in any Amerilithium Corp. or entity that competes directly with Amerilithium Corp., as reasonably determined by a majority of Amerilithium Corp.'s disinterested board members, without the approval of the Chief Executive Officer.

3. Compensation and Benefits.

 (a) Salary. In consideration of the services to be rendered under this Agreement, Amerilithium Corp. shall pay Worrall $6,500 per month.

 (b) Benefits. Worrall shall also be eligible to participate in any benefits made generally available by Amerilithium Corp. to its senior executives, to the extent allowed by the benefit plans established by Amerilithium Corp., which may be amended or terminated at any time in Amerilithium Corp.'s sole discretion.

 (c) Expenses. Amerilithium Corp. shall reimburse Worrall for all reasonable business expenses incurred in the performance of his duties hereunder in accordance with Amerilithium Corp.'s expense reimbursement guidelines.

 (d) Indemnification. Amerilithium Corp. will indemnify and defend Worrall against any liability incurred in the performance of the Services to the fullest extent authorized in Amerilithium Corp.'s Articles of Incorporation, as amended, bylaws and applicable law. Amerilithium Corp. may, in the future, purchase Officer's liability insurance, and Worrall shall be entitled to the protection of any insurance policies Amerilithium Corp. maintains for the benefit of its directors and officers against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Amerilithium Corp., its subsidiaries, or affiliates.

 (e) Records. Worrall shall have reasonable access to books and records of Amerilithium Corp., as necessary to enable Worrall to fulfill his obligations as an employee of Amerilithium Corp.

 (f) Semi-annual review. Amerilithium Corp. and Worrall shall review terms of Worrall's salary and benefits on a semi-annual basis.

4. Termination.

(a) Right to Terminate. At any time, Worrall may be removed as President and Chief Executive Officer as provided in Amerilithium Corp.'s Articles of Incorporation, bylaws, and applicable law. Worrall may resign as President and Chief Executive Officer as provided in Amerilithium Corp.'s Articles of Incorporation, bylaws and applicable
law.   Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Amerilithium Corp., neither Worrall nor Amerilithium Corp. shall be required to provide any advance notice or any reason or cause for termination of Worrall' status as Vice President, except as provided in Amerilithium Corp.'s Articles of Incorporation, Amerilithium Corp.'s bylaws and applicable law.

(b) Effect of Termination as Chief Executive Officer. Upon a termination of Worrall's status as Chief Executive Officer, in which Worrall remains a director, this Agreement will terminate, and Amerilithium Corp. and Worrall will sign Amerilithium Corp.'s standard Director's Agreement, in effect at the time of the termination, subject to any modifications to which both parties mutually agree; provided, however, following such termination and for as long as Worrall continues to serve as a Director of Amerilithium Corp., Amerilithium Corp. will continue to provide Worrall with any benefits provided by
Section 3(c) and will pay all premiums for coverage of Worrall and his family, under Amerilithium Corp.'s benefit plans (if any) as provided in Section 3(c) to the extent allowed under applicable law. Except as provided herein, Amerilithium Corp. shall pay to Worrall all compensation and benefits to which Worrall is entitled up through the date of termination, and thereafter, all of Amerilithium Corp.'s obligations under this Agreement shall cease, except as provided in Sections 1(b), 3(b), 3(d), 3(e), and 5.

Upon a termination of Worrall' status as President and Chief Executive Officer, in which Worrall does not remain a Director, this Agreement will terminate; Amerilithium Corp. shall pay to Worrall all compensation and benefits to which Worrall is entitled up through the date of termination; and Worrall shall be entitled to his rights under COBRA, HIPPA, and any other applicable law. Thereafter, all of Amerilithium Corp.'s obligations under this Agreement shall cease, except as provided in Sections 1(b), 3(b), 3(d), 3(e) and 5.

5. Termination Obligations.

 (a) Worrall agrees that property, to including, without limitation, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Worrall incident to his services belong to Amerilithium Corp. and shall be promptly returned at the request of Amerilithium Corp.

(b) Upon termination of this Agreement, Worrall shall be deemed to have resigned from all offices then held with Amerilithium Corp. by virtue of his position as President and Chief Executive Officer, except that Worrall shall continue to serve as a Director if elected as a Director by the shareholders of Amerilithium Corp. as provided in Amerilithium Corp.'s Articles of Incorporation,, Amerilithium Corp.'s bylaws and applicable law. Worrall agrees that following any termination of this Agreement, he shall cooperate with Amerilithium Corp. in the winding up or transferring to other officers of any pending work and shall also cooperate with Amerilithium Corp. (to the extent allowed by law, and at Amerilithium Corp.'s expense) in the defense of any action brought by any third party against Amerilithium Corp. that relates to the Services.

(c) Amerilithium Corp. and Worrall agree that their obligations under this Section, as well as Sections 1(b), 3(b), 3(c), 3(d), 4(b), 4(c) and 7, shall survive the termination of this Agreement.

6. Nondisclosure Obligations. Worrall shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Amerilithium Corp., whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Amerilithium Corp. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Amerilithium Corp., and other third parties, learned by Worrall as a result of performing the Services. "Proprietary Information" means all information pertaining in any manner to the business of Amerilithium Corp., unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Worrall' general knowledge prior to his relationship with Amerilithium Corp.; or (iii) the information is disclosed to Worrall without restriction by a third party who rightfully possesses the information and did not learn of it from Amerilithium Corp.

7. Dispute Resolution.

(a) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Worrall (and his attorneys, successors, and assigns) and Amerilithium Corp. (and its affiliates, shareholders, Directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to the Services or the termination of those Services shall be brought in either the United States District Court of Nevada and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(b) Attorneys' Fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such proceeding. This amount shall be determined by the court in such proceeding or in a separate action brought for that purpose. In addition to any amount received as attorneys' fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgment against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.



8. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Worrall' relationship solely with respect to his position as Chief Executive with Amerilithium Corp. This Agreement entirely supercedes and may not be contradicted by evidence of any prior or contemporaneous statements or agreements pertaining to Worrall' relationship as Vice President or Director. Agreements related to Worrall' ownership of the Securities, if any, are not affected by this Agreement.

9. Amendments; Waivers. This Agreement may not be amended except by a writing signed by Worrall and by a duly authorized representative of Amerilithium Corp. other than Worrall. Failure to exercise any right under this Agreement shall not constitute a waiver of such right.

10. Assignment. Worrall agrees that Worrall will not assign any rights or obligations under this Agreement, with the exception of Worrall' ability to assign rights with respect to the Securities. Nothing in this Agreement shall prevent the consolidation, merger or sale of Amerilithium Corp. or a sale of all or substantially all of its assets.

11. Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

14. Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Amerilithium Corp. and Worrall. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns. To the extent that the practices, policies, or procedures of Amerilithium Corp., now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Worrall' duties or compensation as President and Chief Executive Officer will not affect the validity or scope of the remainder of this Agreement.

15. Worrall Acknowledgment. Worrall acknowledges Worrall has had the opportunity to consult legal counsel concerning this Agreement, that Worrall has read and understands the Agreement, that Worrall is fully aware of its legal effect, and that Worrall has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Date of Agreement. The parties have duly executed this Agreement as of the date first written above.


   Amerilithium Corp.:                             WORRALL:


 By: 	/s/Henry Bush                       /s/Matthew Worrall
      ----------------------              -----------------------
 Name:  Henry Bush                        Matthew Worrall



EXHIBIT A

DESCRIPTION OF SERVICES


Responsibilities as Chief Executive Officer. Worrall shall have all responsibilities of a Chief Executive of Amerilithium Corp. imposed by Nevada or applicable law, the Articles of Incorporation and the Bylaws of Amerilithium Corp. These responsibilities shall include, but shall not be limited to, the following: Worrall will help make the company's products and services known to different entities in the worldwide business community, analyze potential project development on behalf of Amerilithium Corp., and help the company develop its Lithium mining assets. He will also help Amerilithium Corp. develop an overall International Business Development plan. It is anticipated that he will spend approximately 160 hours per month on company business.












EXHIBIT B

AUTHORIZED ACTIVITIES